EXHIBIT (d)(2)

Schedule A

Master Portfolios advised by BlackRock Fund Advisors

Investment Advisory Fee

Master Portfolio	Advisory Fee Rate
LifePath® Retirement Master Portfolio	0.35%
LifePath 2020 Master Portfolio®	0.35%
LifePath® 2025 Master Portfolio	0.35%
LifePath 2030 Master Portfolio®	0.35%
LifePath® 2035 Master Portfolio	0.35%
LifePath 2040 Master Portfolio®	0.35%
LifePath® 2045 Master Portfolio	0.35%
LifePath® 2050 Master Portfolio	0.35%
LifePath® 2055 Master Portfolio	0.35%
Active Stock Master Portfolio	Not exceeding $1 billion $1 billion - $3 billion $3 billion - $5 billion $5 billion - $10 billion Greater than $10 billion	0.25 0.24 0.23 0.22 0.21	% % % % %
Bond Index Master Portfolio	0.08%
S&P 500 Stock Master Portfolio	0.05%
Money Market Master Portfolio	0.10%
Prime Money Market Master Portfolio	0.10%
Government Money Market Master Portfolio	0.10%
Treasury Money Market Master Portfolio	0.10%
Russell 1000® Index Master Portfolio	0.05%
ACWI ex-US Index Master Portfolio	0.04%

Schedule A-1

LifePath® Index Retirement Portfolio	0.05%
LifePath® Index 2020 Master Portfolio	0.05%
LifePath® Index 2025 Master Portfolio	0.05%
LifePath® Index 2030 Master Portfolio	0.05%
LifePath® Index 2035 Master Portfolio	0.05%
LifePath® Index 2040 Master Portfolio	0.05%
LifePath®Index 2045 Master Portfolio	0.05%
LifePath® Index 2050 Master Portfolio	0.05%
LifePath® Index 2055 Master Portfolio	0.05%

Investment Advisory Contract

Schedule A, dated December 1, 2009

Amended: May 19, 2010

Amended: February 14, 2011

Amended: May 17, 2011

Amended: June 1, 2011

Amended: December 28, 2012

Amended: March 21, 2014

Schedule A-2

Schedule B

Master Portfolios advised by BlackRock Advisors, LLC

Investment Advisory Fee

Master Portfolio	Advisory Fee Rate
CoreAlpha Bond Master Portfolio	Not exceeding $1 billion $1 billion - $3 billion $3 billion - $5 billion $5 billion - $10 billion Greater than $10 billion	0.25 0.24 0.23 0.22 0.21	% % % % %

International Tilts Master Portfolio	Not exceeding $1 billion $1 billion - $3 billion $3 billion - $5 billion $5 billion - $10 billion Greater than $10 billion	0.40 0.38 0.36 0.35 0.34	% % % % %

Investment Advisory Contract

Schedule B, dated December 28, 2012

Amended: September 18, 2013

Schedule B-1